UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2011

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 – Regulation FD Disclosure.

On March 11, 2011, the Company issued a press release announcing the pricing of its private placement of $300 million aggregate principal amount of 7.75% Senior Notes due 2019.  A copy of the Company’s press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws; and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The press release and the information contained in this Current Report on Form 8-K are neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                      Description

99.1	Press release dated March 11, 2011—Clayton Williams Energy, Inc. Announces Pricing of $300 Million Offering of Senior Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	March 11, 2011	By:	/s/ Mel G. Riggs
Mel G. Riggs
Executive Vice President and
Chief Operating Officer

Date:	March 11, 2011	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                      Description

99.1	Press release dated March 11, 2011—Clayton Williams Energy, Inc. Announces Pricing of $300 Million Offering of Senior Notes